Exhibit 99.906CERT

Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer’s knowledge and belief.
The undersigned officers of Nuveen California Select Tax-Free Income Portfolio (the “Fund”), certify that, to the best of each such officer’s knowledge and belief:
1.	The Form N-CSR of the Fund for the period ended September 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: December 5, 2019
/s/ Cedric H. Antosiewicz
Cedric H. Antosiewicz
Chief Administrative Officer
(principal executive officer)
/s/ E. Scott Wickerham
E. Scott Wickerham
Vice President, Controller
(principal financial officer)